                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No. ___ )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement         [_]       Confidential, for Use of the
                                                   Commission Only
                                                   (as permitted by Rule
                                                   14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   INTEGRATED PACKAGING ASSEMBLY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[_]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5)  Total fee paid:
--------------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3)  Filing Party:
--------------------------------------------------------------------------------
     (4)  Date Filed:
--------------------------------------------------------------------------------
Notes:

                                    [LOGO]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Integrated Packaging Assembly Corporation, a Delaware corporation (the "Company"), will be held on Friday, September 3, 1999, at 10:00 a.m., local time, at the Company's offices at 2221 Old Oakland Road, San Jose, California, for the following purposes:

     1. To elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock by 125,000,000 shares to 200,000,000 shares and increase the authorized number of shares of Preferred Stock by 5,000,000 shares to 10,000,000 shares.

     3. To amend the Company's 1993 Stock Option Plan to increase the number of shares available for issuance thereunder by 17,485,079 shares to an aggregate of 20,000,000 shares and to increase the number of shares that may be granted to any employee in any one fiscal year from 250,000 shares to 2,000,000 shares and to increase the number of shares that may be granted to an employee upon initial employment from 250,000 shares to 2,000,000 shares.

     4. To amend the Company's Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 1,600,000 shares to an aggregate of 2,000,000 shares.

     5. To approve the Company's 1999 Director Option Plan with 4,000,000 shares reserved for issuance thereunder.

     6. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the 1999 fiscal year.

     7. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on August 12, 1999 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                        FOR THE BOARD OF DIRECTORS

                                        /s/ J. Robert Suffoletta

                                        J. Robert Suffoletta
                                        Secretary
San Jose, California
August 17, 1999

--------------------------------------------------------------------------------
IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.
--------------------------------------------------------------------------------

                   INTEGRATED PACKAGING ASSEMBLY CORPORATION
                               2221 Oakland Road
                             San Jose, California

                           PROXY STATEMENT FOR 1999

                        ANNUAL MEETING OF STOCKHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of Integrated Packaging Assembly Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, September 3, 1999, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices at 2221 Old Oakland Road, San Jose, California 95131.

     The proxy solicitation materials were mailed on or about August 17, 1999 to all stockholders of record on August 12, 1999.

                INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company at the above address of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Record Date and Voting Securities

     Stockholders of record at the close of business on August 12, 1999 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. At the Record Date, 28,069,645 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding and 3,000,000 shares of the Company's Series A Convertible Preferred Stock, $0.001 par value, were issued and outstanding.

Voting and Solicitation

     Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the meeting. The Series A Convertible Preferred Stock shall be voted equally with the shares of Common Stock and not as a separate class. The stockholder of Series A Convertible Preferred Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which the holder's aggregate number of shares of Series A Convertible Preferred Stock are convertible. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock and Series A Convertible Preferred Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against a proposal. Broker non- votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes

Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not effect the outcome of the voting on a proposal, except with respect to Proposal Two which requires approval by the affirmative vote of a majority of the outstanding shares of the Company on the Record Date. With respect to Proposal Two, a broker non-vote will have the same effect as a vote against the proposal.

     The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and employees, without additional compensation, personally or by telephone or telegram.

Deadline for Receipt of Stockholder Proposals

     Stockholders of the Company may submit proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the annual meeting of stockholders to be held in the year 2000, stockholder proposals must be received by the Secretary of the Company no later than April 18, 2000, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company not less than 90 days in advance of the annual or special meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to Integrated Packaging Assembly Corporation, 2221 Old Oakland Road, San Jose, California 95131, Attention:
Corporate Secretary.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than July 2, 2000. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.


                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

     A board of five (5) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five (5) nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

Vote Required; Recommendation of Board of Directors

     A board of five (5) directors is to be elected at the Annual Meeting. The Company's Board of Directors currently consists of five (5) persons. The five
(5) nominees receiving the highest number of Votes Cast will be elected as directors for the ensuing year.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:

               Name                      Age                        Principal Occupation
-------------------------------------------------------------------------------------------------------------
Patrick Verderico.................        55        Chief Executive Officer and President of the Company
Donald W. Brooks..................        60        Co-Chief Executive Officer of UMC Group (USA)
Edward S. Duh.....................        34        Vice President, Orient Semiconductor Electronics, Limited
Calvin Lee........................        47        President, Orient Semiconductor Electronics, Limited
Edmond Tseng......................        51        President, Orient Semiconductor Electronics, Inc. (USA)

     Except as set forth below, each nominee has been engaged in his principal occupation described above during the past five (5) years. There is no family relationship among any directors or executive officers of the Company.

     Patrick Verderico joined the Company in April 1997 as its Chief Operating Officer and was appointed the Company's President and Chief Executive Officer and a director in July 1997. From August 1996 to April 1997, Mr. Verderico was an independent business consultant. From April 1996 to July 1996, Mr. Verderico was Chief Operating Officer and Executive Vice President of Maxtor Corporation,
a disk drive manufacturer.   From January 1994 to March 1996, Mr. Verderico was
Chief Financial Officer and Vice President Finance and Administration of Creative Technology, a multi-media company. From October 1992 to January 1994, Mr. Verderico was Chief Financial Officer and Vice President Finance and Administration of Cypress Semiconductor, Inc., a manufacturer of integrated circuits. Prior to 1992, Mr. Verderico had various management positions in finance and operations with Coopers & Lybrand, Philips Semiconductors and National Semiconductor. Mr. Verderico is also a director of Catalyst Semiconductor and Micro Component Technology, Inc.

     Donald W. Brooks has been a director of the Company since April 1999.
Since July 1997, Mr. Brooks has been the Co-Chief Executive Officer of UMC Group
(USA). From February 1991 to April 1997, Mr. Brooks was President of Taiwan Semiconductor Company, a silicon foundry company. Prior to 1991, Mr. Brooks had various executive positions in Current Ventures, Fairchild Semiconductor and Texas Instruments. Mr. Brooks is also a director of UMC Group (USA).

     Edward S. Duh has been a director of the Company since April 1999. Since July 1993, Mr. Duh has been the Vice President and Special Assistant to the President of Orient Semiconductor Electronics, Limited, an integrated circuit packaging and electronics manufacture service company.

     Calvin Lee has been a director of the Company since April 1999. Since 1994, Mr. Lee has been the President of Orient Semiconductor Electronics, Limited, an integrated circuit packaging and electronics manufacture service company.

     Edmond Tseng has been a director of the Company since April 1999. Mr. Tseng has served as President of Orient Semiconductor Electronics, Inc. (USA), an integrated circuit packaging and electronics manufacture service company, since it was established in 1990. Mr. Tseng has 28 years experience in the integrated circuit packaging industry. Mr. Tseng is also a director of Asante Technologies.

Board Meetings and Committees

     The Board of Directors of the Company held sixteen (16) meetings during fiscal 1998.

     The Audit Committee, which consisted of former directors Paul Low and Eric Young until July 14, 1998 and former directors Gill Cogan and Eric Young for the remainder of fiscal 1998, held one (1) meeting during fiscal 1998. The Audit Committee currently consists of Messrs. Brooks and Duh. The Audit Committee reviews the financial statements and the internal financial reporting system and controls of the Company with the Company's management and independent accountants, recommends resolutions for any dispute between the Company's management and its auditors, and reviews other matters relating to the relationship of the Company with its independent accountants.

     The Compensation Committee, which consisted of former directors Philip Chapman and Gill Cogan during fiscal 1998, held one (1) meeting during fiscal 1998. The Compensation Committee currently consists of Messrs. Brooks, Lee and Tseng. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies and administers the Company's stock option plan and employee stock purchase plan.

     The Option Committee consists of Mr. Verderico, and has the ability to grant options (not to exceed 80,000 shares) to non-executive officers under the Company's stock option plans.

     The Board of Directors currently has no nominating committee or committee performing a similar function.

     Each director of the Company during 1998 attended at least 75% of (i) the total number of meetings of the Board of Directors held during fiscal 1998 and
(ii) the total number of meetings held by all committees of the Board of Directors during fiscal 1998 on which such director served.

Compensation of Directors

     Directors receive no cash remuneration for serving on the Board of Directors. Prior to April 1999, non-employee directors participated in the Company's 1996 Director Stock Option Plan (the "1996 Director Option Plan").
The 1996 Director Option Plan has been suspended by the Board pending approval of the 1999 Director Option Plan at the Annual Meeting. No options were granted under the 1996 Director Option Plan in fiscal 1998.


                                 PROPOSAL TWO

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Company's Certificate of Incorporation (the "Certificate") currently provides that the Company is authorized to issue two classes of stock consisting of 75,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share. In June 1999, the Board of Directors approved an amendment to the Certificate, subject to stockholder approval, to increase the authorized number of shares of (i) Common Stock to 200,000,000 shares and (ii) Preferred Stock to 10,000,000 shares. The stockholders are being asked to approve such amendment to the Certificate. The proposed amendment would give the Board the authority to issue additional shares of Common Stock and Preferred Stock without requiring future stockholder approval of such issuances except as may be required by applicable law.

     As of August 12, 1999, 28,069,645 shares of Common Stock were issued and outstanding; 41,246,312 shares of Common Stock were reserved for issuance upon conversion of outstanding shares of the Company's

Series A Convertible Preferred Stock; 514,921 shares of Common Stock were reserved for future grant or for issuance upon the exercise of outstanding options under the Company's 1993 Stock Option Plan; 750,000 shares of Common Stock were reserved for future grant or for issuance upon the exercise of outstanding options under the Company's Nonstatutory Stock Option Plan; and 100,000 shares of Common Stock were reserved for future grant or for issuance upon the exercise of outstanding options under the Company's 1996 Director Option Plan. Thus, only 4,319,122 shares were available for other corporate purposes.

     As of August 12, 1999, 3,000,000 shares of the Company's Series A Convertible Preferred Stock were issued and outstanding.

     The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock and Preferred Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to grant options or other stock incentives to the Company's employees, to acquire another company or its business or assets, to seek to establish a strategic relationship with a corporate partner or to permit a future stock dividend or stock split. Other than in connection with the exercise of stock options and pursuant to the Employee Stock Purchase Plan, the Board of Directors has no present agreement or arrangement to issue any such shares. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock and Preferred, except as may be required by applicable law.

     The increase in the authorized number of shares of Common Stock and Preferred Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock and Preferred Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. The holder of the Company's Series A Convertible Preferred Stock and the holders of the Company's Common Stock have a right of first refusal to purchase, at the same price and on the same general terms, a pro rata portion of equity securities that the Company may propose to issue in certain future transactions. The right of first refusal expires upon a change in control of the Company or, in the case of the holders of Common Stock, October 29, 1999 (if earlier).

Vote Required; Recommendation of Board of Directors

     The approval of the amendment to the Certificate requires the affirmative vote of a majority of the outstanding shares of the Company's (i) Common Stock and (ii) Preferred Stock, voting separately. An abstention or broker non-vote will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE CERTIFICATE AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                PROPOSAL THREE

                APPROVAL OF AMENDMENT TO 1993 STOCK OPTION PLAN

     The Company's Board of Directors and stockholders have previously adopted and approved the Company's 1993 Stock Option Plan (the "Option Plan"). A total of 2,514,921 shares of Common Stock are presently reserved for issuance under the Option Plan. In June 1999, the Board of Directors approved an amendment to the Option Plan, subject to stockholder approval, to (i) increase the shares reserved for issuance thereunder by 17,485,079 shares, bringing the total number of shares issuable under the Option Plan to 20,000,000, and (ii) increase the number of shares that may be granted to any employee in any one fiscal year from 250,000 shares to 2,000,000 shares and to increase the number of shares that may be granted to an employee upon initial employment from 250,000 shares to 2,000,000 shares.

     As of August 12, 1999, 291,273 shares were available for future issuance under the Option Plan.

     At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Option Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 17,485,079 shares, bringing the total number of shares issuable under the Option Plan to 20,000,000, and (ii) increase the number of shares that may be granted to any employee in any one fiscal year from 250,000 shares to 2,000,000 shares and to increase the number of shares that may be granted to an employee upon initial employment from 250,000 shares to 2,000,000 shares. The Board believes that the amendment will enable the Company to continue its policy of widespread employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments.

     The Company also has a Nonstatutory Stock Plan which provides for the grant of nonstatutory stock options to non-executive officer employees. As of August 12, 1999, 506,072 shares were available for future issuance under the Nonstatutory Stock Plan and options to purchase an aggregate of 243,928 shares were subject to outstanding options under such plan.

     Options granted under the Option Plan are intended to meet the requirements of being performance-based within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. For a description of the principal features of the Option Plan, see "Exhibit A--Description of 1993 Stock Option Plan."

Vote Required; Recommendation of Board of Directors

     The approval of the amendment to the Option Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AND TO INCREASE THE NUMBER OF SHARES THAT MAY BE GRANTED TO ANY EMPLOYEE IN ANY ONE FISCAL YEAR FROM 250,000 SHARES TO 2,000,000 SHARES AND TO INCREASE THE NUMBER OF SHARES THAT MAY BE GRANTED TO AN EMPLOYEE UPON INITIAL EMPLOYMENT FROM 250,000 SHARES TO 2,000,000 SHARES.

                                 PROPOSAL FOUR

             APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

     The Company's Board of Directors and stockholders have previously adopted and approved the Company's Employee Stock Purchase Plan (the "Purchase Plan").
A total of 400,000 shares of Common Stock are presently reserved for issuance under the Purchase Plan. In June 1999, the Board of Directors approved an amendment to the Purchase Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 1,600,000 shares, bringing the total number of shares issuable under the Purchase Plan to 2,000,000 shares.

     As of August 12, 1999, 1 share was available for future issuance under the Purchase Plan.

     At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,600,000 shares, bringing the total number of shares issuable under the Purchase Plan to 2,000,000. The Board believes that the amendment will enable the Company to continue its policy of widespread employee stock ownership as a means to motivate high levels of performance. For a description of the principal features of the Purchase Plan, see "Exhibit B--Description of Employee Stock Purchase Plan."

Vote Required; Recommendation of Board of Directors

     The approval of the amendment to the Purchase Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.


                                 PROPOSAL FIVE

                       APPROVAL OF DIRECTOR OPTION PLAN

     In June 1999, the Company's Board of Directors adopted and approved the Company's 1999 Director Option Plan (the "Director Plan"), subject to stockholder approval. No options have been granted under the Director Plan. The Company's 1996 Director Option Plan has been suspended by the Board pending approval of the Director Plan at the Annual Meeting. The Company's Stock Plan and Purchase Plan will not be affected by the adoption of the Director Plan.

     Subject to the other provisions of the Director Plan, the maximum number of shares of Common Stock which may be optioned and sold under the Director Plan shall be 4,000,000 shares. The Director Plan provides that each non-employee director of the Company will be granted an option to purchase 100,000 shares of Common Stock on the date such director first joins the Board and that each non-employee director will also be granted an option to purchase 100,000 shares of Common Stock upon such directors' annual reelection to the Board if the director has served on the Board for at least six (6) months as of the date of the reelection. All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will be fully vested and exercisable on the date of grant.

     The Director Plan may be amended from time to time by the Board provided that no amendment may impair the rights of any holder of any outstanding option.

     At the Annual Meeting, the stockholders are being requested to approve the Director Plan and the reservation of the shares thereunder. The Board believes that the adoption of the Director Plan will enable the Company to attract and retain the best available personnel to serve as outside directors of the Company. For a description of the principal features of the Director Plan, see "Exhibit C -- Description of the 1999 Director Option Plan."

Vote Required; Recommendation of Board of Directors

     The approval of the Director Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE DIRECTOR PLAN.


                                 PROPOSAL SIX

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the 1999 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Vote Required; Recommendation of Board of Directors

     The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board's selection. If the stockholders reject the nomination, the Board will reconsider its selection.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE 1999 FISCAL YEAR.

                            ADDITIONAL INFORMATION

Principal Share Ownership

     As of August 12, 1999, the following person was known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock:

                                                                           Beneficial Ownership
                                                                       ---------------------------
Name                                                                     Number           Percent
----                                                                   ----------        ---------
Orient Semiconductor Electronics, Limited ("OSE") (1)..........        55,321,105          79.8%

__________________

(1) Includes 41,246,312 shares of Common Stock issuable upon conversion of the 3,000,000 shares of the Company's Series A Convertible Preferred Stock held by OSE. OSE holds all of the outstanding shares of the Company's Series A Convertible Preferred Stock, which can be converted into shares of Common Stock at any time. Director Calvin Lee is President of OSE, director Edward
    S. Duh is Vice President of OSE, and director Edmond Tseng is President of OSE, Inc. (USA).

Security Ownership of Management

     The following table sets forth the beneficial ownership of the Company's Common Stock as of August 12, 1999 (i) by each director of the Company, (ii) by the Company's Chief Executive Officer, the Company's former Chief Financial Officer and the two other most highly compensated executive officers of the Company for fiscal year 1998 (such officers are collectively referred to as the "Named Executive Officers"), and (iii) by all current directors and executive officers as a group:

                                                                              Beneficial Ownership
                                                                           ---------------------------
Name                                                                         Number           Percent
----                                                                       ----------        ---------
Patrick Verderico (1)..................................................       241,667            *
Gerald K. Fehr (2).....................................................       712,617           1.0%
Ernest G. Barrieau III.................................................            --            *
Alfred V. Larrenaga....................................................            --            *
Edward S. Duh (3)......................................................    55,321,105          79.8%
Calvin Lee (3).........................................................    55,321,105          79.8%
Edmond Tseng (3).......................................................    55,321,105          79.8%
Donald W. Brooks.......................................................            --            *
All directors and executive officers as a group (11 persons) (4).......    56,275,389          80.3%

_________________

*    Less than 1%

(1) Includes 241,667 shares issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days of August 12, 1999.
(2) Includes 49,792 shares issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days of August 12, 1999.
(3) Includes 41,246,312 shares of Common Stock issuable upon conversion of the 3,000,000 shares of the Company's Series A Convertible Preferred Stock held by OSE. OSE holds all of the outstanding shares of the Company's Series A Convertible Preferred Stock, which can be converted into shares of Common Stock at any time. Director Calvin Lee is President of OSE, director Edward
    S. Duh is Vice President of OSE, and director Edmond Tseng is President of OSE, Inc. (USA).
(4) Includes 757,466 shares issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days of August 12, 1999. See footnote 3 above.

                      COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid to the Named Executive Officers during the Company's last three fiscal years.

                          Summary Compensation Table

                                                                                                Long Term
                                                            Annual Compensation (1)            Compensation
                                                  ---------------------------------------------------------
                                                    Fiscal                                       Awards
          Name and Principal Position                Year          Salary           Bonus        Options
-----------------------------------------------   ---------    -------------    ------------   ------------
Patrick Verderico (2)..........................      1998      $   318,269      $   116,500            --
 Chief Executive Officer and President               1997          214,617           50,000       400,000
Ernest G. Barrieau III (3).....................      1998          190,956           48,985            --
 Former Executive Vice President, Sales and          1997           54,983           12,015       150,000
  Marketing
Gerald K. Fehr.................................      1998          173,460           24,933       100,000
 Executive Vice President, Operations and            1997          183,996            6,000            --
  Chief Technology Officer                           1996          143,000           25,000        10,000
Alfred V. Larrenaga (4)........................      1998          167,307           28,995            --
 Former Executive Vice President, Finance and        1997           53,538            6,000       125,000
  Chief Financial Officer

___________________

(1) Excludes perquisites and other personal benefits which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such officer during any fiscal year.

(2) Mr. Verderico joined the Company in April 1997.

(3) Mr. Barrieau joined the Company in October 1997 and left the Company in June 1999.

(4) Mr. Larrenaga joined the Company in August 1997 and left the Company in June 1999.


Option Information

     The following tables set forth information regarding stock options granted to the Named Executive Officers during fiscal 1998, as well as options held by such officers as of December 31, 1998.

                                             Options Granted in Last Fiscal Year
                                                   Individual Grants (1)
                              ---------------------------------------------------------------
                                                                                                  Potential Realizable Value
                                                % of Total                                         at Annual Rates of Stock
                                             Options Granted      Exercise or                       Price Appreciation for
                                 Options     to Employees in     Base Price Per    Expiration          Option Term (2)
                                                                                                  --------------------------
        Name                     Granted       Fiscal Year           Share            Date             5%           10%
-----------------------       -------------  ---------------     --------------    ----------     -----------   ------------
Patrick Verderico                        --               --                 --            --              --             --
Ernest G. Barrieau II                    --               --                 --            --              --             --
Gerald K. Fehr                      100,000            21.8%            $1.0625      01/27/08         $66,820       $169,335
Alfred V. Larrenaga                      --               --                 --            --              --             --

___________________

(1) Each of these options was granted pursuant to the Option Plan and is subject to the terms of such plan as described in Exhibit A hereto. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board of Directors of the Company on the date of grant and, as long as the optionee maintains continuous employment with the Company, vest over a four year period at a rate of 25% of the shares subject to the option on the first anniversary of the date of grant and an additional 1/48th of the shares subject to the option at the end of each one-month period thereafter.

(2) Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if they were exercised at the end of the option term. The assumed 5% and 10% rates of stock appreciation are based on appreciation from the exercise price per share. These rates are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall stock market conditions and the option holders' continued employment through the vesting period.

              Aggregated Option Exercises in Last Fiscal Year And
                         Fiscal Year-End Option Values

                                                                            Fiscal Year-End Option Values
                                                            ---------------------------------------------------------------
                                                               Number of Unexercised           Value of Unexercised In-the-
                                                              Options at Fiscal Year             Money Options at Fiscal
                                                                      End(1)                           Year End(2)
                                                            ----------------------------       ----------------------------
                                 Shares
                              Acquired on       Value
         Name                   Exercise       Realized     Exercisable    Unexercisable       Exercisable    Unexercisable
----------------------        -----------      --------     -----------    -------------       -----------    -------------
Patrick Verderico                      --      $     --         166,667          233,333       $        --    $          --
Ernest G. Barrieau III                 --            --          43,750          106,250                --               --
Gerald K. Fehr                         --            --           6,042          103,958                --               --
Alfred V. Larrenaga                    --            --          41,667           83,333                --               --

__________________

(1) In January 1998, all outstanding options were exchanged for new options with an exercise price of $1.0625 per share, which represented the fair market value of the Common Stock on the date of approval for such repricing.

(2) The value of unexercised options at fiscal year end represents the difference between the exercise price of the options and the closing price of the Company's Common Stock on December 31, 1998 of $0.08 per share. As of such date, the exercise price of such options was more than the fair market value of the Common Stock.


Ten Year Option Repricings

     The following table sets forth certain information with respect to the Company's exchange of outstanding options with its executive officers. For further information with respect to such option exchanges, see "Report of the Compensation Committee of the Board of Directors."

                                                                                                                Length of
                                                                                                             Original Option
                                                        Securities       Market Price of   Exercise Price     Term Remaining
                                                        Underlying      Stock at Time of     at Time of       (In Years) at
              Name                      Date         Options Repriced       Repricing        Repricing      Date of Repricing
------------------------------------------------------------------------------------------------------------------------------
Patrick Verderico                     01/27/98          300,000             $ 1.0625          $4.2500               9
                                      01/27/98          100,000               1.0625           3.0625               9
Ernest G. Barrieau II                 01/27/98          150,000               1.0625           2.0313               9
Gerald K. Fehr                        01/27/98           10,000               1.0625           8.7500               8
Alfred V. Larrenaga                   01/27/98          125,000               1.0624           3.0625               9

_______________________

(1) The market price of the common stock at the time of the repricing is the new exercise price of each such option.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors during 1998 consisted of Messrs. Chapman and Cogan, neither of whom was an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Report of the Compensation Committee of the Board of Directors

     The Compensation Committee (the "Committee") was comprised of Messrs. Chapman and Cogan during 1998. The Committee currently is comprised of Messrs. Brooks, Lee and Tseng. The Committee sets, reviews and administers the Company's executive compensation program. The role of the Committee is to establish and recommend salaries and other compensation paid to executive officers of the Company and to administer the Company's stock option plans and employee stock purchase plan. The Committee approves all stock option grants to executive officers, all executive officer base salaries and any cash bonus payments to executive officers and reviews all stock option grants to employees.

     The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to mesh executive and stockholder interests through stock option based plans and to provide a compensation package that recognizes individual contributions and Company performance.

     The Committee has determined that the most effective means of compensation are base salaries, incentive bonuses and long-term incentives through the Company's stock option programs.

     Base Salary. The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in high growth, technology-based companies of reasonably similar size. The Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in the market conditions and individual performance and responsibility. During fiscal 1998, salaries for executive officers were increased by 6% to 8%. The Chief Executive Officer's salary was increased from $300,000 to $325,000.

     Bonus. The Company maintains a bonus plan for executive officers which provides for bonuses based on achievement of individual and company performance goals. Specifically, each executive officer can earn from 50% to 63% of his annual base salary in the form of incentive bonus payments if all company and individual performance goals are satisfied. The target Bonus factor for the Chief Executive Officers is 63%. The bonus is based 50% upon achievement of individual performance goals and 50% upon achievement of company performance goals. This bonus program reflects the Committee's view that bonuses should only be paid when the Company and the individual executive achieve predetermined performance goals. Messrs. Verderico, Barrieau, Fehr and Larrenaga were paid bonuses in 1998 in the amounts of $116,500, $48,985, $24,933 and $28,995, respectively. All such bonuses were paid based on achievement of management business objectives. The bonus plan for executive officers was suspended for the third and fourth quarters of 1998.

     Stock Options. Under the Company's Option Plan, stock options may be granted to executive officers and other employees of the Company. Upon joining the Company, an individual's initial option grant is based on the individual's responsibilities and position. The size of any annual stock option awards is based primarily on an individual's performance and responsibilities. The Committee believes stock option grants are an effective method of ensuring that the executive is taking a longer term view of the Company's performance and that the executive's and the stockholder's interests are in alignment.

     The options granted to the Company's executive officers include a provision that provides that the options shall become fully vested and exercisable in the event of a change in control of the Company.

     In January 1998, the Company's Board of Directors approved the repricing of options for all employees that held options with exercise prices in excess of $1.0625 per share and such employees were offered the opportunity to exchange such options for new options at $1.0625 per share, which was the fair market value of the Common Stock on the date of the approval. In order to participate in the option exchange program, employees were required to not exercise their options until January 30, 1999. The Board undertook this action in light of the reduction in the trading price of the Company's Common Stock and in consideration of the importance to the Company of retaining its employees by offering them appropriate equity incentives. The Board also considered the highly competitive environment for obtaining and retainingqualified employees and the overall benefit to the Company's stockholders from a highly motivated group of employees.

     Other. Other elements of executive compensation include Company-wide medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan. The Company does not currently match contributions under the 401(k) plan.

     The Company's Chief Executive Officer does not receive any other special or additional compensation other than as described above.

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the Option Plan will meet the requirements of being performance-based, the Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                     Compensation Committee of the Board of Directors

                     Philip R. Chapman*
                     Gill Cogan*

* Messrs. Chapman and Cogan resigned as directors of the Company in April 1999. The Compensation Committee currently consists of Messrs. Brooks, Lee and Tseng.

Comparison of Total Cumulative Stockholder Return

     The following graph sets forth the Company's total cumulative stockholder return compared to the Standard & Poor's 500 Index and the Philadelphia Semiconductor Index for the period February 28, 1996 (the date of the Company's initial public offering) through December 31, 1998. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the Standard & Poor's 500 Index and the stocks represented in the Philadelphia Semiconductor Index, respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its Common Stock.

     Historical stock price performance should not be relied upon as indicative of future stock price performance.



                             [graph appears here]



Comparison of Total Cumulative Stockholder Return

                                   2/28/96    12/31/96     12/31/97    12/31/98
                                   -------    --------     --------    --------
IPAC                                 100         108         0.08        0.01
S & P 500                            100         115          151         191
Philadelphia Semiconductor Index     100         122          134         178

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1998 all Section 16 filing requirements were met.


                             CERTAIN TRANSACTIONS

     On April 29, 1999, OSE purchased 4,000,000 shares of the Series A Convertible Preferred Stock (the "Series A Preferred") of the Company for a cash purchase price of $6,800,000. OSE acquired the shares of Series A Preferred from the Company pursuant to a Preferred Stock Purchase Agreement dated April 29, 1999 (the "Purchase Agreement"). Each share of Series A Preferred is initially convertible into 13.7487705 shares of the Company's Common Stock. Each share of Series A Preferred has voting rights equal to the number of shares of Common Stock into which each such share is convertible. Pursuant to the Company's Certificate of Designation of Series A Convertible Preferred Stock, the holders of Series A Preferred shall be entitled to elect three (3) members of the Company's Board of Directors; the holders of Common Stock shall be entitled to elect one (1) member of the Board of Directors; and the holders of Common Stock and Series A Preferred, voting together as a single class on an as-is-converted basis, shall be entitled to elect the remaining members of the Board of Directors. Messrs. Duh, Lee and Tseng are currently serving on the Board as representatives of the holders of the Series A Preferred. The holder of the Company's Series A Preferred and the holders of the Company's Common Stock have a right of first refusal to purchase, at the same price and on the same general terms, a pro rata portion of equity securities that the Company may propose to issue in certain future transactions. The right of first refusal expires upon a change in control of the Company or, in the case of the holders of Common Stock, October 29, 1999 (if earlier).

     On July 1, 1999, the Company issued 326,022 shares of Common Stock to OSE as a dividend on the Series A Preferred held by OSE in accordance with the terms of such shares.

     On August 4, 1999, OSE converted 1,000,000 shares of Series A Preferred into 13,748,771 shares of the Company's Common Stock.


                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

                                         THE BOARD OF DIRECTORS

San Jose, California
August 17, 1999

                                   EXHIBIT A

                   DESCRIPTION OF THE 1993 STOCK OPTION PLAN


     General. The Company's 1993 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors in April 1993 and approved by the stockholders in June 1993. The Option Plan authorizes the Board, or one or more committees which the Board may appoint from among its members (the "Committee"), to grant stock options. Prior to the proposed amendment to the Option Plan to be voted on at the Annual Meeting, a total of 2,514,921 shares of Common Stock has been reserved for issuance under the Option Plan. Options granted under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Code, or nonstatutory stock options, as determined by the Board or the Committee.

     Purpose. The general purpose of the Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of the Company's business.

     Administration. The Option Plan may be administered by the Board or the Committee (collectively, the "Administrator"). Subject to the other provisions of the Option Plan, the Administrator has the authority to: (i) determine the fair market value of the stock; (ii) approve forms of agreement for use under the Option Plan; (iii) select the persons to whom options are to be granted;
(iv) determine the number of shares to be made subject to each option; (v) determine whether and to what extent options are to be granted; (vi) prescribe the terms and conditions of each option (including the exercise price, whether an option will be classified as an incentive stock option or a nonstatutory option and the provisions of the stock option to be entered into between the Company and the grantee); and (vii) reduce the exercise price of an option to the then current fair market value. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options and on all persons deriving their rights therefrom.

     Eligibility. The Option Plan provides that options may be granted to the Company's Employees and Consultants (as such terms are defined in the Option
Plan). Incentive stock options may be granted only to Employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

     (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted and the exercise price of a nonstatutory stock option must not be less than 85% of the fair market value of the Common Stock on the date the option is granted.

     (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver the exercise price to the Company from the sale or loan proceeds, or by a combination thereof.

     (c) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Option Plan be exercised more than ten (10) years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five (5) years from the date of grant. No options may be exercised by any person after the expiration of its term.

     (d) Termination of Employment. If an optionee's employment terminates for any reason (other than death or permanent disability), the optionee may exercise his or her option, but only within such period of time as is determined by the Administrator at the time of grant (such period not to exceed ninety (90) days in the case of an Incentive Stock Option) from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). To the extent that the optionee was not entitled to exercise an option at the date of such termination, and to the extent that the optionee does not exercise such option (to the extent otherwise so entitled) within the time permitted, the option shall terminate.

     (e) Permanent Disability. If an Employee is unable to continue employment with the Company as a result of disability, then all options held by such optionee under the Option Plan shall expire upon the earlier of (i) twelve (12) months after the date of termination of such employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

     (f) Death. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) twelve (12) months after the optionee's death or (ii) the expiration date of the option. The executor or other legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

     (g) Nontransferability of Options. During an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

     (h) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

     (i) Rule 162(m) Limitation. Prior to the proposed amendment to the Option Plan to be voted on at the Annual Meeting, no Employee may be granted, during any fiscal year of the Company, options to purchase more than 250,000 shares of Common Stock; provided, however, that an Employee may be granted options to purchase an additional 250,000 shares of Common Stock in connection with his or her initial employment. As part of the amendment to the Option Plan to be voted on at the Annual Meeting each of these limits will be increased to 2,000,000 shares.

     Adjustment Upon Change in Capitalization, Change in Control. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Option Plan, the number of shares of stock subject to any option outstanding under the Option Plan, and the exercise price of any such outstanding option. Any such adjustment will be made by the Board, whose determination shall be conclusive.

     In connection with any merger, consolidation, acquisition of assets or like event involving the Company, each outstanding option may be assumed or an equivalent option substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, the Administrator will provide for optionees to have the right to exercise the option as to all or a portion of the optioned stock, including shares as to which it would not otherwise be exercisable.

     Amendments, Suspensions and Termination of the Option Plan. The Board may amend, suspend or terminate the Option Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act or Section 422 of the Code, or any similar rule or statute. In any event, the Option Plan will terminate automatically in April 2003.

     Federal Tax Information for Option Plan. Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two (2) years after grant of the option and one (1) year after exercising the option, any gain or loss will be treated as long term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

     Option Plan Benefits. The Company is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the Option Plan. The following table sets forth the dollar amount and the number of shares granted under the Option Plan during the last fiscal year to
(i) each of the Company's Named Executive Officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group:

                           OPTION PLAN BENEFITS TABLE

                                                                          Number of Shares      Value of Shares
Name                                                                          Granted              Granted(1)
----------------------------------------------------------------------  ------------------  ------------------------
Gerald K. Fehr........................................................         100,000              $  106,250
All executive officers as a group (7 persons).........................         100,000                 106,250
All non-employee directors as a group (4 persons).....................              --                      --
All employees other than executive officers as a group................         362,000                 316,968

__________________

(1) The dollar value of option grants under the Option Plan was computed by multiplying the number of shares granted times the exercise price of the option. All options granted under the Option Plan were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

                                   EXHIBIT B

                  DESCRIPTION OF EMPLOYEE STOCK PURCHASE PLAN


     General. The Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in December 1995 and was activated in February 1996 in connection with the Company's initial public offering. Prior to the proposed amendment to the Purchase Plan to be voted on at the Annual Meeting, a total of 400,000 shares of Common Stock has been reserved for issuance under the Purchase Plan. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

     Administration. The Purchase Plan may be administered by the Board or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility. Each Employee of the Company (including officers), who works at least 20 hours per week and more than five (5) months in any calendar year, is eligible to participate in the Purchase Plan if employed at least 30 days prior to the first day of an Offering Period; provided, however, that certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as set forth in the Purchase Plan may apply. Eligible Employees become participants in the Purchase Plan by filing with the Company a subscription agreement authorizing payroll deductions prior to the first day of each Offering Period unless a different time for filing the subscription agreement has been set by the Board.

     Participation in an Offering. The Purchase Plan has consecutive and overlapping twelve month offering periods that begin every six months on February 1 and August 1 of each year (the "Offering Periods"). Each twelve month Offering Period includes two six-month purchase periods (each a "Purchase Period"), during which payroll deductions are accumulated and, at the end of which, shares of Common Stock are purchased with a participant's accumulated payroll deductions. The Board has the power to change the duration of future Offering Periods, if such change is made at least five days prior to the scheduled beginning of the first Offering Period to be affected. To participate in the Purchase Plan, an eligible Employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's compensation during the Offering Period. Once an Employee becomes a participant in the Purchase Plan, the Employee will automatically participate in each successive Offering Period until such time as the Employee withdraws from the Purchase Plan or the Employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of the Company's Common Stock. The option expires at the end of the Offering Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. In no event shall a participant be permitted to purchase during any Purchase Period more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company's Common Stock on the first day of the Offering Period, subject to exceptions and limitations stated in the Purchase Plan.

     Purchase Price, Shares Purchased.   Shares of Common Stock may be purchased
under the Purchase Plan at a Purchase Price not less than 85% of the lesser of the Fair Market Value of the Common Stock on (i) the first day of the Offering Period or (ii) the last day of the Purchase Period. The Fair Market Value of the Common Stock on any relevant date will be the closing price per share as reported shall be the closing sales price for such stock as quoted on the OTC bulletin board. The number of shares of Common Stock a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation prior to the last day of the Purchase Period by the Purchase Price.

     Withdrawal. Generally, a participant may withdraw from an Offering Period at any time by written notice without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular Offering Period, that participant may not participate again in the same Offering Period. To participate in a subsequent Offering Period, the participant must deliver to the Company a new subscription agreement.

     Termination of Employment. Termination of a participants's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week, cancels his or her option and participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

     Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares reserved under the Purchase Plan as well as the price per share of Common Stock covered by each option under the Purchase Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

     Merger or Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with and into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Board shall shorten any Purchase Periods and Offering Periods then in progress by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods shall end on the New Exercise Date. The New Exercise Date shall be prior to the merger or asset sale. If the Board shortens any Purchase Periods and Offering Periods then in progress, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date has been changed to the New Exercise Date and that all options will be exercised automatically on the New Exercise Date, unless the participant has already withdrawn from the Offering Period.

     Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the Purchase Plan. An Offering Period may be terminated by the Board of Directors at the end of any Purchase Period if the Board determines that termination of the Purchase Plan is in the best interests of the Company and its stockholders. Generally, no such termination can affect options previously granted. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if such amendment would require stockholder approval in order to comply with Section 423 of the Code. The Purchase Plan will terminate in 2006.

     Federal Tax Information for Purchase Plan. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the Offering Period, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     Purchase Plan Benefits. The Company is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the Purchase Plan. The following table sets forth the dollar amount and the number of shares purchased under the Purchase Plan during the last fiscal year to (i) each of the Company's Named Executive Officers, (ii) all executive officers as a group, and (iii) all employees other than executive officers as a group.

                          PURCHASE PLAN BENEFITS TABLE

                                                                                             Value of Shares
Name                                                                      Number of Shares     Purchased(1)
-----------------------------------------------------------------------   ----------------   ---------------
Patrick Verderico.....................................................                  --                --
Ernest G. Barrieau III................................................                  --                --
Gerald K. Fehr........................................................                  --                --
Alfred V. Larrenaga...................................................                  --                --
All executive officers as a group (7 persons).........................                  --                --
All employees other than executive officers as a group................             126,879           $60,215

_________________

(1) The dollar value of shares issued under the Purchase Plan was computed by multiplying the number of shares granted times the purchase price of the shares.

                                   EXHIBIT C

                 DESCRIPTION OF THE 1999 DIRECTOR OPTION PLAN



     General. The Company's 1999 Director Option Plan (the "Director Plan") was adopted by the Board of Directors in June 1999 with a total of 4,000,000 shares reserved for issuance thereunder. The Director Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company.

     Personnel. The purpose of the Director Plan is to attract and retain the best available personnel to serve as outside directors of the Company.

     Administration. The Director Plan is administered by the Board. However, all options granted under the Director Plan are automatic and non-discretionary. Upon re-election to the Board at the Annual Meeting of stockholders each year during the term of the Director Plan, each outside director will automatically receive an option to purchase 100,000 shares (the "Annual Grant"), if on such date, he or she shall have served on the Board for at least six (6) months. Additionally, each new outside director will automatically be granted an option to purchase 100,000 shares upon the date on which such person becomes a director (the "Initial Grant").

     The Board has the authority to: (i) determine the fair market value of the Common Stock in accordance with the terms of the Director Plan; (ii) interpret the Director Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Director Plan; (iv) authorize any person to execute, on behalf of the Company, any instrument required to effectuate the grant of an option previously granted under the Director Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the Director Plan. All decisions, determinations and interpretations of the Board shall be final.

     Eligibility. The Director Plan provides that options may be granted only to the Company's outside directors.

     Terms and Conditions. Each option granted under the Director Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

     (a) Exercise Price. The price to be paid for shares of Common Stock upon the exercise of an option granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date the option is granted.

     (b) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Board. Such form of consideration may vary for each option, and may consist entirely of
(1) cash, (2) check, (3) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or
(4) any combination of the foregoing methods of payment.

     (c) Exercise of the Option. Annual Grants and Initial Grants under the Director Plan will become exercisable immediately. In no event may an option granted under the Director Plan be exercised more than ten (10) years after the date of grant. An option granted under the Director Plan is not exercisable for a fraction of a share. An option is exercised by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and by tendering full payment of the purchase price.

     (d) Termination of Status as a Director. If the optionee's status as a director terminates for any reason (other than death or permanent disability), then all options held by such optionee under the Director

Plan expire upon the earlier of (i) three months after such termination or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable as of the date of termination of the optionee's status as a director.

     (e) Permanent Disability. If the optionee's status as a director terminates as a result of total and permanent disability (as defined in the Code), then all options held by such optionee under the Director Plan shall expire upon the earlier of (i) twelve months after the date of such termination or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of the optionee's status as a director.

     (f) Death. If an optionee dies while serving as a director of the Company, the director's options under the Director Plan shall expire upon the earlier of
(i) twelve months after his or her death or (ii) the expiration dateof the option. The executor or legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of the optionee's death.

     (g) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options held by the optionee may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

     Adjustments Upon Changes in Capitalization, Dissolution or Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares covered by each outstanding Option and the number of shares which have been authorized for issuance under the Director Plan but as to which no Options have yet been granted or which have been returned to the Director Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty days from the date of such notice, and the Option shall terminate upon the expiration of such period.

     Amendment and Termination of the Director Plan. The Board may amend, alter, suspend or discontinue the Director Plan; provided, however, that such action shall not impair the rights of any optionee under the Director Plan without the optionee's consent.

     Federal Income Tax Consequences. All options granted under the Director Plan are nonstatutory options. An optionee who is granted a nonstatutory stock option will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured by the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a deduction in the same amount as ordinary income recognized by the outside director. Upon sale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as provided above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     Director Plan Benefits. Only outside directors of the Company are eligible to receive grants under the Director Plan. No options have been granted under the Director Plan.

                   INTEGRATED PACKAGING ASSEMBLY CORPORATION
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Patrick Verderico and F. Terrence Markle, jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock of Integrated Packaging Assembly Corporation, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices located at 2221 Old Oakland Road, San Jose, California on Friday, September 3, 1999 at 10:00 a.m. Pacific Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side hereof and as more particularly described in the Proxy Statement of the Company dated August 17, 1999 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

 THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION
        IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 6.

                 (Continued and to be signed on reverse side)

 -----------------------------FOLD AND DETACH HERE----------------------------

/x/  PLEASE MARK VOTES AS IN THIS EXAMPLE


1.                           ELECTION OF DIRECTORS
                                                    FOR            WITHHELD
Patrick Verderico                                   /        /  /  /
Donald W. Brooks                                    /        /  /  /
Edward S. Duh                                       /        /  /  /
Calvin Lee                                          /        /  /  /
Edmond Tseng                                        /        /  /  /

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                        /                          /

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW                        /                          /

2.                                                                 PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                                                                   INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK BY
                                                                   125,000,000 TO 200,000,000 SHARES AND INCREASE THE AUTHORIZED
                                                                   NUMBER OF SHARES OF PREFERRED STOCK BY 5,000,000 SHARES TO
                                                                   10,000,000 SHARES.
     FOR                     /           /          AGAINST  /  /  ABSTAIN                    /                   /

3.                           PROPOSAL TO AMEND THE COMPANY'S 1993 STOCK PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR
                             ISSUANCE THEREUNDER BY 17,485,079 SHARES TO 20,000,000 SHARES.
     FOR                     /           /          AGAINST  /  /  ABSTAIN                    /                   /

4.                           PROPOSAL TO AMEND THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES
                             AVAILABLE FOR ISSUANCE THEREUNDER BY 1,600,000 SHARES TO 2,000,000 SHARES.
     FOR                     /           /          AGAINST  /  /  ABSTAIN                    /                   /

5.                           PROPOSAL TO APPROVE THE COMPANY'S 1999 DIRECTOR OPTION PLAN WITH 4,000,000 SHARES RESERVED FOR
                             ISSUANCE THEREUNDER.
     FOR                     /           /          AGAINST  /  /  ABSTAIN                    /                   /

6.                           PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE
                             1999 FISCAL YEAR.
     FOR                     /           /          AGAINST  /  /  ABSTAIN                    /                   /

AND IN THEIR DISCRETION, UPON SUCH OTHER MATTER, OR MATTERS, WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, FOR THE AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN, FOR THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, FOR THE ADOPTION OF THE COMPANY'S 1999 DIRECTOR OPTION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s)______________________________      Dated ____________________, 1999

Signature(s)______________________________      Dated ____________________, 1999